CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting part of Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Spartan Total Market Index Fund and Spartan Extended Market Index Fund, of our reports dated April 3, 1998 on the financial statements and financial highlights included in the February 28, 1998 Annual Reports to Shareholders of Spartan Total Market Index Fund and Spartan Extended Market Index Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor"(for Spartan Total Market Index Fund and Spartan Extended Market Index Fund) in the Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
April 15, 1998


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting part of Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of Fidelity Concord Street Trust: Spartan International Index Fund, of our report dated April 8, 1998 on the financial statements and financial highlights included in the February 28, 1998 Annual Report to Shareholders of Spartan International Index Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor"(for Spartan International Index Fund) in the Statement of Additional Information.

/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
April 15, 1998